UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2006

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2006, the Board of Directors of Planar Systems, Inc. (the “Company”) adopted a shareholder rights plan, as set forth in a Rights Agreement dated as of February 3, 2006 (the “Rights Agreement”) between the Company and Mellon Investor Services LLC, as Rights Agent. In connection with the Rights Agreement, the Board of Directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, no par value (the “Common Stock”), of the Company. The dividend is payable to shareholders of record on February 17, 2006 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series D Junior Participating Preferred Stock (“Preferred Stock”) at a price of $100 per one one-thousandth share (the “Purchase Price”), subject to adjustment.

Until the earlier to occur of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) the tenth business day (or such later date as the Board of Directors may determine) after the commencement of, or the public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced with respect to any shares of Common Stock outstanding as of the Record Date, by the certificates representing the shares of Common Stock.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights) (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date, and will expire at the close of business on February 3, 2016 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company as described below. The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

In the event that any Person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person

(which will become null and void), will thereafter have the right to receive, upon exercise of a Right that number of shares of Common Stock having a value equal to two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s assets or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the Right.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days after the date an Acquiring Person has become such, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

The Rights Agreement contains a so-called “TIDE” provision which requires the TIDE Committee (as defined below) of the Board of Directors to meet not less than once every three years to review the terms and conditions of the Rights Agreement, including whether the termination or modification of the Rights Agreement is in the best interest of the Company and its shareholders, and to make a recommendation based on such review to the Board. The TIDE Committee shall be comprised of members of the Board selected by the Board who are “independent directors” as that term is defined in the rules of the Nasdaq National Market.

All of the provisions of the Rights Agreement may be amended by the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Company, but the Company may not adopt any supplement or amendment that would (i) adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or (ii) cause the Rights again to become redeemable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information required by this Item is incorporated by reference to Item 1.01 above.

Item 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the adoption of the Rights Agreement as described in Item 1.01 above, the Board of Directors of the Company adopted an amendment to the Company’s Second Restated Articles of Incorporation amending the terms of the Company’s Series D Junior Participating

Preferred Stock (the “Second Amendment”). The Second Amendment was filed with the Oregon Secretary of State on February 9, 2006 and became effective on that date. The Second Amendment is filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on February 9, 2006 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

3.1	Second Amendment to Second Restated Articles of Incorporation of Planar Systems, Inc. (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 9, 2006)

4.1	Rights Agreement by and between Planar Systems, Inc. and Mellon Investor Services LLC dated as of February 3, 2006 (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 9, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 9, 2006.

PLANAR SYSTEMS, INC. (Registrant)

By	/s/ Scott Hildebrandt
Scott Hildebrandt Vice President and Chief Financial Officer